Execution Version

Exhibit 10.4

GUARANTY AGREEMENT

dated as of September 14, 2021,

by

RUSH ENTERPRISES, INC.

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

TABLE OF CONTENTS

Page

Article 1 DEFINED TERMS	1
SECTION 1.1	Definitions	1
SECTION 1.2	Other Definitional Provisions	1

Article 2 GUARANTY	2

Article 3 REPRESENTATIONS, WARRANTIES AND COVENANTS	7

Article 4 MISCELLANEOUS	8

i

This GUARANTY AGREEMENT (this “Agreement”), dated as of September 14, 2021, is made by RUSH ENTERPRISES, INC., a Texas corporation (the “Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of itself and the Secured Parties.

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Guarantor, the Borrowers party thereto, the Lenders and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

The Borrowers and the Guarantor, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrowers will inure, directly or indirectly, to the benefit of the Guarantor.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, the Guarantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1

DEFINED TERMS

SECTION 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Guaranteed Obligations” has the meaning assigned thereto in Section 2.1.

“Payment in Full” means the payment in full in cash of all of the Guaranteed Obligations (other than (a) contingent indemnification obligations, (b) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof shall have been made and (c) Letters of Credit that have either been Cash Collateralized or as to which arrangements satisfactory to the Issuing Lender have been made).

SECTION 1.2    Other Definitional Provisions.

(a)    Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

(b)    The terms of Sections 1.2, 1.6, and 12.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Guarantor, shall refer to the Guarantor’s Collateral or the relevant part thereof.

ARTICLE 2

GUARANTY

SECTION 2.1    Guaranty. The Guarantor hereby, absolutely, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety to the Administrative Agent for the benefit of the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Secured Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable, whether or not discharged, stayed or otherwise affected by any Debtor Relief Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”); provided that, for the avoidance of doubt, “Guaranteed Obligations” shall not include any Excluded Swap Obligations.

SECTION 2.2    Bankruptcy Limitations on Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of the Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or its assets, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Secured Parties) shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a), the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Secured Parties) or any payment made pursuant to such Guaranteed Obligations (or any other obligations of the Guarantor to the Secured Parties) would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.3(a), the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Secured Parties) shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render the Guarantor’s obligations with respect to the Guaranteed Obligations (or any other obligations of the Guarantor to the Secured Parties) unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against the Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Secured Parties hereunder against the Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and neither the Guarantor, the Borrowers nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

SECTION 2.3    Agreements for Contribution/Reimbursement.

(a)    Contribution. If any payment shall be required to be made to the Administrative Agent or any Secured Party under this Agreement, the Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by Applicable Law, such amounts to the Borrowers so as to maximize the aggregate amount paid to the Administrative Agent or such Secured Parties under or in connection with the Loan Documents.

(b)    Agreements for Reimbursement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as each Borrower is part of an integrated financial enterprise to which the Guarantor and each Borrower are a party and the Guarantor will benefit, directly or indirectly, from the extensions of credit to the Borrowers under the Credit Agreement, the Guarantor shall have a right of reimbursement and indemnity from such Borrower for any amount paid by the Guarantor in lieu of a right of contribution between the Guarantor and such Borrower.

(c)    No Subrogation. Notwithstanding any payment or payments by the Guarantor hereunder, or any setoff or application of funds of the Guarantor by the Administrative Agent or any other Secured Party, or the receipt of any amounts by the Administrative Agent or any other Secured Party with respect to any of the Guaranteed Obligations, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or against any collateral security held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations nor shall the Guarantor seek any reimbursement or contribution from any Borrower in respect of payments made by the Guarantor in connection with the Guaranteed Obligations, until Payment in Full of the Guaranteed Obligations and the termination of the Commitments. If any amount shall be paid to the Guarantor on account of such subrogation, reimbursement or contribution rights at any time prior to the Payment in Full of the Guaranteed Obligations and the termination of the Commitments, such amount shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4    Nature of Guaranty.

(a)    The Guarantor agrees that this Agreement is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Agreement shall be primary, absolute and unconditional, irrespective of, and unaffected by, and the Guarantor hereby irrevocably waives, to the extent not prohibited by Applicable Law, any defenses to enforcement it may have (now or in the future) by reason of:

(i)    the genuineness, legality, validity, regularity, enforceability or any future amendment of, or change in, or supplement to, the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement or any other agreement, document or instrument to which any Borrower or any of its Subsidiaries or Affiliates is or may become a party (including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(ii)    any action under or in respect of the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Credit Party under any Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(iii)    the absence of any action to enforce this Agreement, the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement;

(iv)    the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(v)    any structural change in, restructuring of or other similar organizational change of any Borrower, any other guarantors or any of their respective Subsidiaries or Affiliates;

(vi)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; or

(vii)    any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of any guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Credit Party or any other guarantor or surety;

it being agreed by the Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Agreement shall not be discharged until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments.

(b)    The Guarantor represents, warrants and agrees that, to the extent permitted by Applicable Law, the Guaranteed Obligations and its obligations under this Agreement are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment or performance) against the Administrative Agent, the other Secured Parties or any Borrower whether now existing or which may arise in the future.

(c)    The Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings among the Borrowers, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

SECTION 2.5    Waivers. To the extent permitted by Applicable Law, the Guarantor expressly, unconditionally and irrevocably waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)    any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against any Borrower, any other guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor;

(b)    any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against any Borrower, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)    any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Agreement;

(d)    any right of diligence, presentment, demand, protest and notice of whatever kind or nature (except as specifically required herein or in the other Loan Documents) with respect to any of the Guaranteed Obligations or any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto;

(e)    any and all rights to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of acceptance of, or proof of reliance upon, this Agreement by the Administrative Agent or any other Secured Party; and

(f)    any defense or right of setoff or recoupment or counterclaim (other than a defense of payment or performance) against or in respect of the Guaranteed Obligations.

The Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements and, but for this Agreement and such waivers, the Administrative Agent and other Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements.

SECTION 2.6    Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to the Guarantor as a result of any of the following, and none of the following shall impair or release this Agreement or any of the obligations of the Guarantor under this Agreement:

(a)    any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)    any action under or in respect of the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)    any amendment to, or modification of, in any manner whatsoever, any Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement;

(d)    any extension or waiver of the time for performance by the Guarantor, any other guarantor, any Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, a Secured Cash Management Agreement or a Secured Hedge Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)    the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of the Guarantor, any other guarantor, any Borrower or any other Person to the Administrative Agent or the other Secured Parties;

(f)    the release of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor, any Borrower or any other Person to the Administrative Agent or any other Secured Party;

(g)    any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor, any Borrower or any other Person are subordinated to the claims of the Administrative Agent or any other Secured Party; or

(h)    any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Guarantor, any other guarantor, any Borrower or any other Person to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.

SECTION 2.7    Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Administrative Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8    Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements, the Secured Hedge Agreements or otherwise.

SECTION 2.9    Benefits of Guaranty. The provisions of this Agreement are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Guarantor and its Subsidiaries, the Administrative Agent and the other Secured Parties, the obligations of the Guarantor and its Subsidiaries under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10    Termination; Reinstatement.

(a)    Subject to clause (c) below, this Agreement shall remain in full force and effect until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments.

(b)    No payment made by any Borrower, the Guarantor, any other guarantor or any other Person received or collected by the Administrative Agent or any other Secured Party from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the obligations of the Guarantor or any payment received or collected from the Guarantor in respect of the obligations of the Guarantor), remain liable for the obligations of the Guarantor up to the maximum liability of the Guarantor hereunder until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments.

(c)    The Guarantor agrees that, if any payment made by any Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Agreement shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Agreement (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11    Payments. Any payments by the Guarantor shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 10.4 of the Credit Agreement, in immediately available Dollars to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective Extensions of Credit, Secured Cash Management Agreements and/or Secured Hedge Agreements, as applicable, to the Borrowers or another Credit Party (as the case may be), the Guarantor hereby (a) represents and warrants to the Administrative Agent and each Secured Party that each representation and warranty contained in Article VII of the Credit Agreement relating to the Guarantor is true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date) as if made by the Guarantor herein and (b) covenants and agrees that until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments, it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that the Borrowers have agreed to cause to be, performed or observed by the Guarantor.

ARTICLE 4

MISCELLANEOUS

SECTION 4.1    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Guarantor shall be directed to the Guarantor, at the address of the Borrowers set forth in Section 12.1 of the Credit Agreement.

SECTION 4.2    Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 4.3    Expenses; Indemnification; Waiver of Consequential Damages, etc.

(a)    The Guarantor shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by the Administrative Agent and each other Secured Party to the extent any Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b)    The Guarantor shall pay and indemnify each Indemnitee against Indemnified Taxes and Other Taxes to the extent any Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c)    The Guarantor shall indemnify each Indemnitee to the extent the Borrowers would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d)    The Guarantor agrees to the provisions of Sections 12.1(b), 12.1(e) and 12.3(d) of the Credit Agreement, which are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement. All amounts due under this Section 4.3 shall be payable promptly after demand therefor.

(e)    Each party’s obligations under this Section 4.3 shall survive the termination of the Loan Documents and the payment of the Guaranteed Obligations.

SECTION 4.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Guarantor to the same extent a Lender could do so under Section 12.4 of the Credit Agreement. The rights of each Secured Party and its respective Affiliates under this Section 4.4 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.5    Governing Law; Jurisdiction; Venue; Service of Process.

(a)    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    Submission to Jurisdiction. The Guarantor agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise against the Administrative Agent, or any other Secured Party or any Related Party of the foregoing, in any way relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against the Guarantor or its Properties in the courts of any jurisdiction.

(c)    Waiver of Venue. The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 4.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6.

SECTION 4.7    Injunctive Relief. The Guarantor recognizes that, in the event the Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, the Guarantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 4.8    No Waiver by Course of Conduct, Cumulative Remedies. No course of dealing between the Guarantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Documents or to constitute a waiver of any Event of Default. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion.

SECTION 4.9    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that the Guarantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Secured Parties (except as otherwise provided by the Credit Agreement).

SECTION 4.10    All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments; provided that the foregoing powers or authorizations under this Section 4.10 may be exercised by the Secured Parties, the Administrative Agent or any of their designees, in each case, solely so long as an Event of Default has occurred and is continuing.

SECTION 4.11    Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 4.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 4.12    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.13    Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. This Agreement may be executed by Electronic Signatures or in the form of an Electronic Record pursuant to, and in accordance with, the provisions of Section 12.16 of the Credit Agreement.

SECTION 4.14    Integration. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees constitute the entire contract of the parties relating to the subject matter hereof and supersede all previous agreements and understandings, written or oral, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of (a) the Credit Agreement, the provisions of the Credit Agreement shall control, (b) the Collateral Agreement, the provisions of the Collateral Agreement shall control and (c) any other Loan Document not referenced in clauses (a) and (b) above, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 4.15    Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 4.16  Acknowledgements. The Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and has reviewed and understands the same.

SECTION 4.17    Releases. Subject to Section 2.10 of this Agreement and to Section 11.9 of the Credit Agreement, upon the Payment in Full of the Guaranteed Obligations and the termination of the Commitments, this Agreement and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and the Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 4.18    Reserved.

SECTION 4.19    Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all the rights, benefits and immunities conferred under Article XI of the Credit Agreement.

SECTION 4.20    Subordination of Intercompany Indebtedness. Any Indebtedness of the Borrowers or any other Credit Party now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior Payment in Full all of the Guaranteed Obligations and the termination of the Commitments.  Notwithstanding the foregoing, provided an Event of Default does not exist, a Borrower or any other Credit Party may make any payments (whether principal, interest, fees, expenses or any other payment of any kind) to the Guarantor on account of any such Indebtedness.  After the occurrence and during the continuance of an Event of Default, the Guarantor will not demand, sue for, or otherwise attempt to collect any such Indebtedness until the Payment in Full of the Guaranteed Obligations and the termination of the Commitments.  If any amount shall erroneously be paid to the Guarantor on account of any such Indebtedness of any Credit Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 4.21    Acknowledgment Regarding Any Supported QFCs. The provisions contained in Section 12.24 of the Credit Agreement shall be applicable to this Agreement and each Joinder Agreement and are hereby incorporated by reference as if fully set forth herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Agreement under seal by their duly authorized officers, all as of the day and year first above written.

RUSH ENTERPRISES, INC.

By: /s/ Steven L. Keller
Name: Steven L. Keller
Title: Chief Financial Officer and Treasurer

RUSH ENTERPRISES, INC.

Guaranty Agreement

Signature Page

Acknowledged by the Administrative Agent as of the
day and year first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Jason Chesser
Name: Jason Chesser
Title: Commercial Relationship Manager

RUSH ENTERPRISES, INC.

Guaranty Agreement

Signature Page